Exhibit 10.2
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of September 15, 2021 (this “Amendment”), is entered into by and among DIAMOND SPORTS FINANCE SPV, LLC, a Delaware limited liability company, in its capacity as borrower (the “Borrower”), DIAMOND SPORTS NET, LLC (f/k/a FOX SPORTS NET, LLC), in its capacity as servicer (the “Servicer”), CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), in its capacity as administrative agent for the Lenders from time to time parties thereto (the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as account bank (the “Account Bank”), collateral agent (the “Collateral Agent”) and paying agent (the “Paying Agent”), and the lenders parties hereto (the “Lenders”).
WHEREAS, the Borrower, the Servicer, the Paying Agent, the Collateral Agent, the Account Bank, the Lenders party thereto and the Administrative Agent entered into that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2021 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Loan Agreement”); capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement;
WHEREAS, On August 2, 2021, AT&T Inc. and its subsidiaries completed the spin-off of its U.S. video business unit, consisting of DIRECTV, LLC, AT&T TV and U-Verse Video Services, into a newly established company named DIRECTV Entertainment Holdings LLC (f/k/a V OpCo LLC) (“New DTV”), and in connection therewith, all Contracts with AT&T Services, Inc. and certain affiliates thereof were contributed to NewDTV and/or affiliates thereof; and
WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 13.01 thereof as provided herein.
NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Amendments. Effective as of the Effective Date (as defined below), the Loan Agreement is hereby amended as follows:
(a)    The definition of “Concentration Percentage” contained in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) (x) for Mediacom, LLC, solely to the extent that and for so long as, it constitutes a Group A Obligor, 6.5%, and (y) for any other single Group A Obligor, 5.0%, (ii) (x) for each of CableOne, Inc. and Cequel Communications, LLC, solely to the extent that and for so long as, (1) such Obligor constitutes a Group B Obligor and, solely with respect to Cequel Communications, LLC, Altice USA, Inc., continues to own and control, directly or indirectly, more than 50% of the beneficial ownership of the aggregate

Exhibit 10.2
outstanding voting power of the equity interests of Cequel Communications, LLC, 3.5%, and (y) for any other single Group B Obligor, 2.0% and (iii) for any single Group C Obligor, 1.0%, and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor (the applicable “Special Concentration Limit”); provided, however, that the Administrative Agent (with the prior written consent of the Required Lenders) may approve higher “Concentration Percentages” for selected Obligors or designate new Special Obligors. In the event that an Obligor is unrated but its corporate parent is rated by Moody’s or S&P, solely for the purposes of determining the Concentration Percentage applicable to such Obligor if such Obligor is a Subsidiary of a rated Person such Person’s rating may be applied to such Obligor solely to the extent such Person guarantees or is otherwise obligated on the full balance owing under the related Receivable. In the event two Special Obligors merge or combine, (x) the Special Concentration Limit of the surviving Special Obligor shall be increased to include the Special Concentration Limit of the other Special Obligor until the end of the Settlement Period immediately following such merger or combination and (y) the Borrower and the Administrative Agent shall negotiate in good faith a replacement Special Concentration Limit for the surviving Special Obligor prior to the end of such period.

Special Obligor	Special Concentration Limit
DIRECTV, LLC	45.0%
Comcast Corporation	35.0%
Hulu, LLC	15.0%
Cox Communications, Inc.	10.0%
Fox Corporation	5.0%

(b)    The definition of “Level I Trigger Event” contained in Section 1.01 of the Loan Agreement is hereby amended by deleting the text “Hulu, LLC, DIRECTV, LLC or AT&T Services, Inc.” and replacing such text with “Hulu, LLC or DIRECTV, LLC” in lieu thereof.

(c)    The definition of “Reference Entity” contained in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Reference Entity” means (a) with respect to Hulu, LLC, The Walt Disney Company, and (b) with respect to DIRECTV, LLC, DIRECTV Financing, LLC.

(d)    The definition of “Required Reserves” contained in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Required Reserves” means, on any day, the sum of:

Exhibit 10.2
(A) product of the (a) the Net Pool Balance on such day times (b) the greater of (i) 14.00% and (ii) the sum of (x) the Servicing Reserve Percentage, (y) the Dilution Reserve Percentage and (z) the Loss Reserve Percentage, plus
(B) the sum of:
(i) prior to the related Step-Up Date with respect to any Eligible Receivable for which Hulu, LLC is the related Obligor, the product of (a) the aggregate Unpaid Balance of such Receivables on such day multiplied by (b) 36%, plus
(ii) with respect to any Eligible Receivable for which DIRECTV, LLC is the related Obligor, the product of (a) the aggregate Unpaid Balance of such Receivables on such day multiplied by (b) (1) if the Credit Rating (without regard to outlook or watch status) of DIRECTV Financing, LLC’s senior unsecured long-term indebtedness (as determined by reference to its long-term issuer default rating) shall have been reduced by one or more levels below the Credit Rating assigned to such entity as of September 15, 2021 (without regard for any subsequent upgrade or increase), 26.00% or (2) otherwise, 8.40%.
(e)    Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order:

    “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 4.05.

    “Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 4.05.

    “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

Exhibit 10.2
(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

    If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark

Exhibit 10.2
with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion (and in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market

Exhibit 10.2
practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

    “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 4.05(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders of each relevant Class.

    For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

Exhibit 10.2
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

    For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

    “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.05 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.05.

Exhibit 10.2
    “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

    “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

    “Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

    “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

    “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

Exhibit 10.2
    “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

    “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

    “Relevant Governmental Body” means the Board of Governors or the NYFRB, or a committee officially endorsed or convened by the Board of Governors or the NYFRB, or any successor thereto.

    “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

    “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

    “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

    “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

    “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

    “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 4.05 that is not Term SOFR.

    “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.”

(f)    Section 4.05 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Exhibit 10.2

“SECTION 4.05    Alternative to LIBO Rate Loans.
(a)    Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 4.05, if, prior to the commencement of any Interest Period for a LIBO Rate Loan:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Loan for such Interest Period;

    then the Administrative Agent shall give notice thereof to the Borrower, the Servicer and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any notice of conversion of any Loan to, or continuation of any Loan as, a LIBO Rate Loan shall be ineffective and (ii) if any Loan Request requests a LIBO Rate Loan then such Loan shall be made as an Base Rate Loan and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrower may revoke any Loan Request that is pending when such notice is received.

(b)    Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this

Exhibit 10.2
Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.05.

    (f) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for

Exhibit 10.2
such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

    (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Rate Loan of, conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.”

SECTION 2.    Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrower and the Servicer hereby (i) reaffirms all representations and warranties made by it in the Loan Agreement and agrees that all such representations and warranties shall be deemed to have been remade as of the date hereof and (ii) represents and warrants that no Early Amortization Event, Initial Servicer Default, Unmatured Initial Servicer Default, Event of Default or Unmatured Event of Default shall have occurred and be continuing.
SECTION 3.    Effective Date. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment executed by a duly authorized officer of each party (the “Effective Date”).
SECTION 4.    Miscellaneous.
(a)    References in the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Loan Agreement as amended hereby.

Exhibit 10.2
(b)    Effect on the Loan Agreement. Except as specifically amended hereby, the Loan Agreement shall remain in full force and effect.
(c)    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Loan Agreement (as amended hereby) or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
(d)    Expenses. The Borrower and the Servicer hereby agree that in addition to any costs otherwise required to be paid pursuant to the Loan Agreement, the Borrower and the Servicer shall pay the reasonable legal fees and out-of-pocket expenses of legal counsel to the Administrative Agent.
(e)    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(f)    Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
(g)    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(h)    Amendments. This Amendment may not be amended or otherwise modified except as provided in the Loan Agreement.
(i)    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE; WAIVER OF JURY TRIAL.
(i)    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(ii)    EACH OF PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE

Exhibit 10.2
HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN ANY TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY TRANSACTION DOCUMENT AGAINST ANY DSG PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(iii)    EACH OF PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULL EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (II) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(iv)    EACH PARTY TO THIS AMENDMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.02 OF THE LOAN AGREEMENT.
(v)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(j)    Amendment Direction. Each of the Borrower and the Servicer hereby, in accordance with Section 13.01 of the Loan Agreement, directs the Account Bank, Collateral Agent and Paying Agent to execute and deliver this Amendment and confirms that the execution of this Amendment as of the date first above written is authorized or permitted by the Loan Agreement and all conditions precedent to the execution of this Amendment have been complied with.

Exhibit 10.2
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

DIAMOND SPORTS FINANCE SPV, LLC,
as the Borrower

By: /s/ Steve Rosenberg
Name: Steve Rosenberg
Title: President/Treasurer

DIAMOND SPORTS NET, LLC,
as the Servicer

By: /s/ Steve Rosenberg
Name: Steve Rosenberg
Title: President/Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE LOAN AND SECURITY AGREEMENT]

Exhibit 10.2
CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent

By: /s/ Enrique Flores Ruiz
Name: Enrique Flores Ruiz
Title: Vice President
By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Class A1 Committed Lender and Class A2 Committed Lender

By: /s/ Enrique Flores Ruiz
Name: Enrique Flores Ruiz
Title: Authorized Signatory

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE LOAN AND SECURITY AGREEMENT]

Exhibit 10.2
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Account Bank, Paying Agent and Collateral Agent

By: /s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE LOAN AND SECURITY AGREEMENT]